EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is made and entered into effective as of the 1st day of March, 2004 (the “Effective Date”), by and between Integrity Mutual Funds, Inc., a North Dakota corporation having its principal place of business at I Main Street N, Minot, North Dakota 58703-3189 (the “Company”), and Jeff Etheredge (the “Employee”).

TERMS OF EMPLOYMENT

Section 1.1. Employment. The Company hereby employs the Employee as the Chief Executive Officer of Integrity Funds Distributor, Inc. (“IFD”) for and during the term hereof. The Employee hereby accepts such employment pursuant to the terms and conditions set forth in this Agreement.

Section 1.2.

(a)            Duties of Employee. The Employee shall serve and perform in the capacities described in Section 1.1 hereof and shall have such duties, responsibilities and authorities as may be reasonably assigned to the Employee from time to time by the Chief Executive Officer (the “CEO”) or the Board of Directors of the Company. As such, the Employee acknowledges that his duties hereunder will include, and consist primarily of, managing and overseeing the operations of IFD. Subject to the direction and discretion of the CEO and Board of Directors of the Company, the Employee shall, and shall have commensurate authority to, direct, manage, supervise and control, in good faith and in a prudent business manner, the business, affairs and property of IFD, which shall include without limitation: managing and coordinating the business operations and activities of IFD promulgating, approving and implementing operating plans and administrative policies and fostering economy of IFD. The Employee shall report and be responsible to, and follow the direction of, the CEO and the Board of Directors of the Company.

The Employee agrees to devote the Employee’s full time, best efforts, abilities, knowledge and experience to the faithful performance of the duties, responsibilities and authorities which may be reasonably assigned to the Employee. Notwithstanding the preceding, the Employee may, without being in violation of the Employee’s obligations hereunder, (i) serve on corporate, civic or charitable boards or committees which are not engaged in business in competition with the Company or its affiliates, and (ii) invest the Employee’s personal assets in such form or manner as will not require any material services by the Employee in the operation of the entities in which such investments are made, provided the Employee shall use his best efforts to pursue such activities in such a manner so that such activities shall not prevent the Employee from fulfilling his obligations to the Company and its affiliates hereunder.

(b)            Annual Budget. Employee shall be responsible for an annual budget of $750,000 which shall be used to pay for the following items: (i) Employee’s Annual Base Salary, (ii) travel and entertainment expenses of Employee, (iii) wholesalers’ salaries, (iv) the salaries and expenses of the staff at the Arlington, Texas office, and (v) marketing and advertising expenses of IFD.

(c)            Bonus Pool. Employee shall have the authority to designate recipients of a bonus pool of stock options to purchase 1,000,000 shares of the Company’s common stock at a purchase price per share of at least $.50 and not less than market price which shall be distributed by the Employee to the wholesaling staff of IFD as determined in the discretion of Employee, in accordance with the documentation approved by the CEO.

Section 1.3. Term. This Agreement shall become effective as of the Effective Date and shall continue in force and effect, unless sooner terminated as provided in Section 1.7 of this Agreement, for a two-year period ending March 1, 2006 (the “Initial Term”), after which time the term of this Agreement shall be automatically renewed for successive one-year periods upon the same terms and conditions existing at the end of term most recently ended unless either party hereto shall notify the other party hereto in writing at least 30 days prior to the expiration of the Initial Term or any renewal term, as the case may be, that the term of this Agreement will not be renewed at the end of the Initial Term or any renewal term, as the case may be. The term of this Agreement is sometimes hereinafter referred to as the “Employment Period”

Section 1.4. Compensation. The Company shall pay the Employee, as full compensation for services rendered by the Employee under this Agreement, as follows:

(a)            Annual Base Salary. The Company shall pay the Employee an annual base salary (the “Annual Base Salary”) of ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($150,000.00) per year, or such higher Override Salary as may be determined from time to time during the Employment Period in accordance with the provisions of subsection (b) of this Section 1.4, prorated for any partial period of employment. Such Annual Base Salary shall be subject to all appropriate federal and state withholding and payroll taxes and shall be paid by the Company to the Employee in accordance with the regular payroll policies and practices of the Company or in such other periodic installments and on such days during the month as the Company and the Employee shall mutually determine. The Company’s compensation of the Employee by payments of the Annual Base Salary pursuant to this Section 1.4(a) shall not be deemed exclusive and shall not prevent the Employee from participating in any other compensation or benefit plans of the Company.

(b)            Override Salary. The Override Salary shall be calculated on the gross sales of all Integrity sponsored mutual funds, which sales are the direct result of sales efforts of wholesalers managed by Employee, at the rate of 25 basis points (0.0025) for Class A shares excluding (i) NAV purchases; (ii) sales resulting from acquisitions by the Company (unless sales in connection with any acquisition exceed a mutually agreed upon run rate); (iii) Company employee purchases of any shares; and (iv) Company employee 401(k) purchases. Notwithstanding the foregoing, NAV, Class B and Class C purchases will be calculated at the same rate except that payment will be accrued and be deferred for 12 months and be reduced by same share redemptions. Section 1.4(a) of this Agreement shall be reviewed by the Board of Directors as of January 1 of each fiscal year of the Company during the Employment Period, beginning with the fiscal year commencing January 1, 2005, and may be increased by such amount, if any, as the Board of Directors shall in its sole discretion determine. Unless otherwise provided herein, for purposes of this Agreement, any reference to “Annual Base Salary” herein shall mean the Employee’s Annual Base Salary, as adjusted, or the Override Salary, as the case may be.

(c)            Stock Options. The Company shall grant to the Employee and Employee will accept stock options to purchase 1,000,000 shares of the Company’s common stock at a purchase price per share of $.50 (hereinafter referred to as the “Options “) pursuant and subject to a stock option agreement approved by the Board of Directors of the Company to be executed and delivered to Employee by the CEO of the Company. The Options will vest according to a vesting schedule as follows; (1) 200,000 upon the signing of this Agreement and the approval of the Company’s board of directors, (ii) 200,000 after six months of Employee’s continuous employment, (iii) 200,000 after twelve months of Employee’s continuous employment, (iv) 200,000 when sales (as determined in Section 1.4(b)) reach $5 million for three consecutive months, and (v) 200,000 when sales (as determined in Section 1.4(b)) reach $8.3 million for three consecutive months.

(d)            Annual Bonus Compensation. In addition to the Annual Base Salary set forth in Section 1.4(a) hereof and any other amounts of compensation payable to the Employee pursuant to any other provisions of this Agreement, the Company may also pay the Employee discretionary annual bonus compensation (the “Annual Bonus Compensation “~ in an amount, if any, determined by the Board of Directors to be proper and appropriate for each fiscal year of the Company during the Employment Period. Such Annual Bonus Compensation shall be based upon such factors as the Board of Directors shall deem appropriate and consistent with factors applicable to other executive officers of the Company, including (i) the Employee’s contributions to the success of the business operations and the net profits of the Company for each fiscal year of the Company during the Employment Period, as determined in accordance with generally accepted accounting principles, (ii) the revenues of the Company for each fiscal year of the Company during the Employment Period, and (iii) the general overall economic performance of the Company for each fiscal year of the Company during the Employment Period. Such Annual Bonus Compensation, if any, shall be paid by the Company to the Employee within 30 days after the expiration of each fiscal year of the Company during the Employment Period. Notwithstanding anything herein to the contrary, the Employee shall not be entitled to any Annual Bonus Compensation for any fiscal year of the Company or any part thereof during the Employment Period unless and until such Annual Bonus Compensation is determined and declared by the Board of Directors.

Section 1.5. Employment Benefits. In addition to the Annual Base Salary and any Annual Bonus Compensation payable to the Employee hereunder, the Employee shall be entitled to participate in and receive the benefits of any and all pension, profit sharing, health, disability, insurance, including, without limitation, the 40 1(k) Plan of the Company and other benefit plans, if any, which may be maintained by the Company from time to time during the term hereof, upon satisfaction by the Employee of the eligibility requirements therefore, and Employee shall also be entitled to the following benefits:

(a)  Vacations. The Employee shall be entitled to a reasonable paid vacation of not less than 15 business days each calendar year during the Employment Period, exclusive of holidays and weekends, which vacation shall be taken by the Employee in accordance with the business requirements of the Company at the time and its vacation plans, policies and practices as applied to executive officers of the Company then in effect relative to this subject. Such vacation must be utilized in the calendar year in which it is granted or else it will be forfeited. The Employee shall also be entitled to all paid holidays granted by the Company to its executive officers.

(b)  Employment Facilities. During the Employment Period, the Company shall provide, at its expense, appropriate and adequate office space, furniture, communications, stenographic and word-processing equipment, supplies, and such other facilities and services as shall be suitable to the Employee’s position and adequate for the Employee’s use in performing the Employee’s duties and responsibilities under this Agreement.

(c)  Officer Liability Insurance. The Company and/or its Board of Directors shall include the Employee as an insured on any directors and officers liability insurance maintained by the Company; provided, however, the Company shall not have any obligation to obtain or maintain such insurance and the Company may reduce or cancel such insurance at any time without liability to the Employee.

(d)            Other Employment Benefits. As an employee of the Company, the Employee shall participate in and receive such other fringe benefits as may be in effect from time to time for employees of the Company, whether or not specifically enumerated herein and whether or not through any written plan or arrangement, upon satisfaction by the Employee of any applicable eligibility requirements therefore. Any such benefits shall be upon terms and conditions comparable to the benefits, if any, provided to other executive officers of the Company.

(e)            Reimbursement of Employee Expenses. The Employee is authorized to incur ordinary, necessary and reasonable expenses in connection with the performance of the Employee’s duties and responsibilities under this Agreement and for the promotion of the business and activities of IFD during the Employment Period, including, without limitation, expenses for necessary travel and entertainment and other items of expenses required in the normal and routine course of the Employee’s employment hereunder. The Company shall reimburse the Employee from time to time for all such business expenses incurred pursuant to and in conformity with the provisions of this Section and the policies and practices of the Company then in effect relative to the reimbursement of business expenses.

                        Section 1.6.                        Termination.

(a) Absence of a Breach of Agreement. In addition to the right contained in Section 1.3 of this

Agreement of either party hereto to elect not to renew the term of this Agreement, this Agreement and the Employee’s employment hereunder may be terminated without any breach of this Agreement at any time during the Employment Period only by reason of and in accordance with the following provisions:

(1)            Death. If the Employee dies during the Employment Period and while in the employ of the Company, the Employee’s employment hereunder shall automatically terminate as of the date of the Employee’s death, and the Company shall have no further liability hereunder to the Employee or the Employee’s estate, except to the extent set forth in Section 1.6(e) hereof.

(2)            Disability. If, during the Employment Period, the Employee shall be prevented from performing the Employee’s duties hereunder by reason of becoming totally and permanently disabled as hereinafter defined, then the Company may terminate the Employee’s employment hereunder upon written Notice of Termination (effective as of the Date of Termination specified in Section 1.6(d) hereof) to the Employee without any further liability hereunder to the Employee, except as set forth in Section 1.6(e) hereof. For purposes of this Agreement, the Employee shall be deemed to have become totally and permanently disabled when (i) the Employee receives “total disability benefits” under either (a) Social Security, or (b) the long-term disability plan, if any, maintained by the Company (whether funded with insurance paid for by either the Company or the Employee or self-funded by the Company), (ii) the Board of Directors, upon the written report of a qualified physician selected by the Board of Directors or the Company’s insurers and acceptable to the Employee or the Employee’s authorized legal representative (which agreement as to acceptability will not be unreasonably withheld), shall have determined (after a complete physical examination of the Employee at any time after the Employee has been absent from the Company for a period of at least 60 calendar days) that the Employee has become physically and/or mentally incapable of performing the Employee’s essential job functions under this Agreement with or without reasonable accommodation as required by law, or (iii) in the good faith opinion of the Board of Directors the Employee is otherwise unable, due to injury, illness or other incapacity (physical or mental), to perform the essential job functions for a continuous period of 90 calendar days after its commencement or for an aggregate period of 120 calendar days out of a continuous period of 365 calendar days with or without reasonable accommodation as required by law.

(3)Termination by the Company.

(A)            For Cause. During the Employment Period, the Company may discharge the Employee for Cause and terminate the Employee’s employment hereunder upon written Notice of Termination (as defined in Section 1.6(c) hereof, effective as of the Date of Termination specified in Section 1.6(d) hereof) to the Employee without any further liability hereunder to the Employee or the Employee’s estate, except to the extent set forth in Section 1.6(e) hereof. Such notice of discharge shall describe with reasonable specificity the Cause or Causes for the termination of the Employee’s employment, as well as the effective Date of Termination of employment. For purposes of this Agreement, a discharge for “Cause” shall mean termination of the Employee’s employment upon written Notice of Termination to the Employee, limited, however, to one or more of the following reasons:

(i)the Employee shall have intentionally or negligently taken any action or omitted to take any action which, in the good faith opinion of the Board of Directors, has caused or is likely to cause a material detriment to the assets, liabilities, business, reputation or prospects of the Company or any of its affiliates; provided, however, that the foregoing shall not include any actions taken in good faith by the Employee in the ordinary course of business of the Company or its affiliates; or

(ii)the willful and continued failure by the Employee to substantially perform his obligations under this Agreement (other than any such failure resulting from the Employee’s incapacity due to physical or mental illness), which in any such case is not remedied within 30 calendar days after a Notice of Termination, pursuant to Section 1.6(c) hereof, is delivered to the Employee that specifically identifies, as required below, the facts and circumstances leading the Company to believe that the Employee has willfully and continuously failed to substantially perform his obligations under and in violation of this Agreement. For purposes of this subsection, no act, or failure to act, on the Employee’s part shall be considered “willful” unless done, or omitted to be done, by him in bad faith and without reasonable belief that his action or omission was in the best interests of the Company. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause pursuant to this Section 1 .6(a)(3)(A)(ii) without (1) reasonable notice to the Employee setting forth the reasons, facts and circumstances for the Company’s intention to terminate for Cause, (2) an opportunity for the Employee, together with his counsel, to be heard before the Board of Directors, and (3) delivery to the Employee of a Notice of Termination pursuant to Section 1.6(c) hereof, from the Board of Directors or its authorized delegate finding that in the Board of Director’s good faith determination the Employee was guilty of the conduct set forth above, and specifying the particulars thereof in detail.

(B)            Without Cause. In the event the Employee’s employment hereunder is terminated by the Company pursuant to the provisions of Section 1 .6(a)(3)(A) hereof for Cause as determined by the Board of Directors and it is subsequently determined pursuant to the dispute resolution procedures set forth in Section 2.8 hereof that the Company did not have proper Cause to discharge the Employee, then and in such event, notwithstanding any other provision herein to the contrary, the Employee’s employment hereunder shall be deemed to have been terminated by the Company in breach of this Agreement without Cause, but with notice pursuant to the provisions of Section 1.6(b) hereof as of the date the Employee’s employment was previously terminated by the Company purportedly for Cause, and the Company shall have no liability to the Employee or the Employee’s estate other than as set forth in Section 1.6(e) hereof.

(4)Termination by the Employee.

(A)Reasons for Termination. The Employee may terminate his employment hereunder for “Good Reason” (as hereinafter defined) at any time upon 60 calendar days written Notice of Termination to the Company, in which event the Company shall have no further liability hereunder to the Employee, except to the extent set forth in Section 1.6(e) hereof.

(B)Good Reason. For purposes of this Agreement, the term “Good Reason” shall mean, without the Employee’s express written consent, the occurrence of any of the following circumstances (each of which occurrences shall constitute a “Change”):

(i)the assignment by the Board of Directors to the Employee of any duties inconsistent in any material respect (unless in the nature of a promotion) with the Employee’s position in the Company immediately prior to such Change (including, without limitation, the Employee’s status, offices and titles), or a significant adverse alteration or diminution in the nature or status of the Employee’s authority, duties or responsibilities from those in effect immediately prior to such Change, other than either an isolated, insubstantial and inadvertent action that is substantially corrected within five business days after receipt of written notice from the Employee;

(ii)any purported termination by the Company of the Employee’s employment otherwise than as expressly permitted by this Agreement, including, without limitation, any purported termination which is not effected pursuant to a Notice of Termination satisfying the requirements of subsections (c) and (d) of this Section 1.6 hereof (and, if applicable, the requirements of Section 1 .6(a)(3) hereof); or

(iii) any other failure by the Company to comply with any material provision of this Agreement that has not been cured within 15 business days after written notice of such noncompliance has been delivered by the Employee to the Board of Directors unless the Employee continues his employment for a period of more than 60 days after the occurrence of the event which would constitute “Good Reason” for the Employee to terminate his employment.

The Employee’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder. For purposes of this Section l.6(a)(4)(B), any good faith determination of “Good Reason” made by the Employee shall constitute and create a reasonable presumption of Good Reason, subject to rebuttal by the Company. For purposes of this Agreement, any good faith determination of “Cause” by the Board of Directors shall constitute and create a reasonable presumption of Cause, subject to rebuttal by the Employee.

(b)            Termination by the Company with Notice. Notwithstanding any provision in this Agreement to the contrary, the Company may terminate the Employee’s employment hereunder for a reason other than as set forth in Subparagraphs (a)(1), (a)(2), or (a)(3) of this Section 1.6 upon written Notice of Termination (effective as of the Date of Termination specified in Section 1.6(d) hereof) to the Employee without any further liability hereunder to the Employee, except to the extent set forth in Section 1.6(e) hereof.

(c)            Notice of Termination. Any termination of the Employee’s employment by the Company or by the Employee (other than termination pursuant to subsection (a)(1) of this Section 1.6 hereof) shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee’s employment under the provision so indicated and (iii) if the Date of Termination (as defined in Section 1.6(d) hereof) is intended by the notifying party to be other than the date of delivery of such notice, specifies the termination date.

(d)            Date of Termination. “Date of Termination” shall mean (i) if the Employee’s employment is terminated by his death, the date of his death, (ii) if the Employee’s employment is terminated pursuant to subsection (a)(2) of Section 1.6 hereof (relating to disability), 30 calendar days after Notice of Termination is delivered to the Employee (provided that the Employee shall not have returned to the performance of his duties on a full-time basis during such 30 day period), (iii) if the Employee’s employment is terminated pursuant to subsection (a)(3) of Section 1.6 hereof (relating to Cause), the date the Notice of Termination is delivered to the Employee, and (iv) if the Employee’s employment is terminated for any other reason, the date specified in the Notice of Termination, subject to other applicable provisions of this Agreement.

(e)            Compensation upon Termination. In the event the Employee’s employment hereunder is terminated for any reason, the Company shall have no further obligation to the Employee or the Employee’s estate, except to pay to the Employee or the estate of the Employee (i) any accrued, but unpaid, Annual Base Salary, any authorized but unreimbursed business expenses, and any vacation benefits, which have accrued as of the Date of Termination, but were then unpaid or unused, (ii) any accrued, but unpaid, Annual Bonus Compensation which had heretofore been awarded by the Board of Directors, and (iii) if, and only if, the Employee’s employment hereunder is terminated either by the Company without Cause pursuant to the provisions of Section 1.6(b) hereof or by the Employee for Good Reason pursuant to the provisions of Section 1 .6(a)(4)(B) or the term of this Agreement is not renewed by the Company pursuant to Section 1.3 of this Agreement, the amount set forth in the next paragraph. Any amount due the Employee pursuant to the provisions of clauses (i) and (ii) of this paragraph shall be paid by the Company to the Employee in a lump sum in cash within 30 days after the termination of the employment of the Employee hereunder.

If the Employee’s employment hereunder is terminated prior to the expiration of the Employment Period pursuant to the provisions of Section 1.6(b) or Section 1 .6(a)(4)(B), the Employee shall be entitled to receive in addition to the amount set forth in the preceding paragraph an amount equal to the Employee’s Annual Base Salary and not the Override Salary. Any amount due the Employee pursuant to the provisions of this paragraph shall be paid by the Company to the executive in a lump sum in cash within 30 days after the termination of the employment of the Employee hereunder.

(f)            No Duty to Mitigate. The Employee’s rights to the payments under the applicable foregoing provisions of this Section 1.6 shall be considered accrued compensation or severance pay, as applicable, in consideration of the Employee’s past services and the Employee’s continued service to the Company from the Effective Date, and the Employee’s entitlement thereto shall neither be governed by any duty to mitigate the Employee’s damages by seeking further employment nor offset by any compensation that the Employee may receive from future employment.

Section 1.7. Protective Covenants. (a) The Employee acknowledges that (i) the Company has provided to the Employee, and will continue to provide, confidential and proprietary information of the Company and its affiliates, and (ii) the Employee’s employment by the Company is one of the highest in trust and confidence because (A) the Employee will become fully familiar with all aspects of the business of the Company and its affiliates during the period of the Employee’s employment with the Company, (B) certain information of which the Employee will gain knowledge during the Employee’s employment is proprietary and confidential information which is of special and peculiar value to the Company and/or its affiliates, and (C) if any such proprietary and confidential information were imparted to or became known by any person, including the Employee, engaging in a business in competition with that of the Company and/or its affiliates, hardship, loss and irreparable injury and damage could result to the Company and/or its affiliates, the measurement of which would be difficult if not impossible to ascertain. Therefore, the Employee agrees that it is necessary for the Company and its affiliates to protect their respective business from such damage, and the Employee further agrees that the following covenants constitute a reasonable and appropriate means, consistent with the best interest of both the Employee and the Company and its affiliates, to protect the Company and its affiliates against such damage and shall apply to and be binding upon the Employee as provided herein.

(b)            Non-Disclosure of Proprietary Information. The Employee acknowledges that any and all trademarks, service marks, trade names, service names, brand names, copyrights, trade secrets, know-how, technology, computer software (including documentation and object and source codes), call letters, logos, marketing plans, sales and promotional materials, telephone numbers, facsimile numbers and similar rights, and all registrations, applications, licenses and rights with respect to any of the foregoing (the “Intellectual Property”) developed by the Employee alone or in conjunction with others in connection with the business of the Company or its affiliates during the term of the Employee’s employment with the Company (the “Proprietary Information “) shall be the sole and absolute property of the Company and/or its affiliates, as applicable, in perpetuity, that the Employee shall promptly disclose such Proprietary Information to the Company, and the Employee shall have no right, title or interest therein or to receive additional monies therefor, regardless of whether development occurred during working hours or any other time during the term of the Employee’s employment with the Company or its past or present affiliates. The Employee shall assist the Company and its affiliates in obtaining copyrights or trademarks on all such Proprietary Information deemed subject to copyright or trademark by the Company and/or its affiliates, as applicable, and shall execute all documents necessary to obtain such copyrights or trademarks and to vest the Company and/or its affiliates, as applicable, with full and extensive title to the copyrights and trademarks and to protect the copyrights and trademarks against infringement by others. For purposes of this Agreement, Intellectual Property shall be deemed to have been made or conceived during the period of the Employee’s employment if, during such period, the Intellectual Property was conceived or first actually reduced to practice, and the Employee agrees that any application to protect Intellectual Property filed by the Employee within one (1) year after the termination of the Employee’s employment with the Company shall be presumed to relate to Intellectual Property made or discovered during the term of the Employee’s employment with the Company unless the Employee can establish the contrary.

(c)            Non-Disclosure of Trade Secrets. The Employee further acknowledges that the Company and its affiliates have developed unique skills, concepts, sales presentations, marketing programs, marketing strategy, business practices, methods of operation, trademarks, licenses, technical information, Proprietary Information, computer software programs, tapes and discs concerning their respective operations, systems, advertising lists, hiring and training methods, information regarding the programming, and financial and other confidential and proprietary information concerning the business operations of the Company and/or its affiliates (the “Trade Secrets”). The Employee recognizes that the Employee’s position with the Company is one of the highest in trust and confidence by reason of the Employee’s access to and contact with certain Trade Secrets of the Company and/or its affiliates. The Employee agrees and covenants to use the Employee’s best efforts and exercise utmost diligence to protect and safeguard the Trade Secrets of the Company and its affiliates. The Employee further agrees and covenants that, except as may be required by the Company in connection with this Agreement, or with the prior written consent of the Company, the Employee shall not, either during the Employment Period or thereafter, directly or indirectly, use for the Employee’s own benefit or for the benefit of another, or disclose, disseminate, or distribute to another, any Trade Secret (whether or not acquired, learned, obtained, or developed by the Employee alone or in conjunction with others) of the Company or any of its affiliates or of others with whom the Company or any of its affiliates has a business relationship. All memoranda, notes, records, drawings, documents, or other writings whatsoever made, compiled, acquired, or received by the Employee during the Employment Period, arising out of, in connection with, or related to any activity or business of the Company or any of its affiliates, including, without limitation, the advertisers, suppliers, or others with whom the Company or any of its affiliates has a business relationship, the Company’s or any of its affiliate’s arrangements with such parties, and the pricing and strategy of the Company and its affiliates are, and shall continue to be, the sole and exclusive property of the Company or its affiliates, as applicable, and shall, together with all copies thereof and all advertising literature, be returned and delivered to the Company by the Employee immediately, without demand, upon the termination of this Agreement, or at any time upon the Company’s demand.

(d)            Solicitation of Employees and Agents. Employee during the period commencing on the date hereof and ending two years after the termination of the Employee’s employment by Employer for any reason, the Employee shall not directly or indirectly induce or attempt to induce any of the employees or representatives of Employer to leave the employ of or association with Employer, or solicit the business of any client or customer of Employer.

(e)            No Relationship with Local Competitor. During the period commencing on the date hereof and ending five years after the termination of the Employee’s employment by Employer for any reason, the Employee shall not be employed by, consult for, invest in, utilize the services of, or otherwise maintain any business relationship with Viking Fund Management, LLC, Viking Fund Distributors, LLC or Viking Mutual Funds of Minot, North Dakota or any successor or successors thereof.

GENERAL PROVISIONS

Section 2.1 Notices. All notices, requests, consents, demands and all other communications required or otherwise provided for under this Agreement shall be in writing and shall be deemed to have been duly given or made if (i) personally delivered, (ii) transmitted by first class registered or certified mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight delivery service, (iv) sent by telecopy or facsimile transmission, confirmation of receipt requested, or (v) sent by electronic mail, with confirmation of receipt, to the parties at the following addresses (or such other addresses as shall be specified by the parties by like notice):

If to the Employee:Mr. Jeff Etheredge

1614 Lancelot Lance
Arlington, TX 76014
Facsimile:817-261-8753
Email: jetheredge@integritymf.com

If to the Company:Integrity Mutual Funds, Inc.

I Maine Street N
Minot, ND 58703-3189
Attn:Robert E. Walstad, CEO
Facsimile:701-838-4902
Email:rwalstad@integritymf.com

Such notices, requests, demands and other communications shall be effective (i) if delivered personally upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five calendar days after deposit in the mail or the date of delivery as shown by the return receipt therefor, (iii) if sent by prepaid overnight delivery service, the next business day after delivery to said overnight delivery service or (iv) or if sent by telecopy or facsimile or email transmission, when the answer back or confirmation of receipt is received.

Section 2.2. Severability. If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal, or unenforceable had not been contained herein.

Section 2.3. Waiver, Modification and Integration. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party. This Agreement contains the entire agreement of the parties concerning employment of the Employee by the Company and supersedes all prior and contemporaneous representations, understandings and agreements, either oral or in writing, between the parties hereto and their respective past and present affiliates with respect to the employment of the Employee by the Company or any of its past or present affiliates, and all such prior or contemporaneous representations, understandings and agreements, both oral and written, are hereby terminated. This Agreement may not be modified, altered or amended except by written agreement of the Employee and the Board of Directors.

Section 2.4. Successors; Binding Effect. This Agreement shall be binding and effective upon the Company and its successors and permitted assigns, and upon the Employee, the Employee’s heirs, executors and legal representatives; provided, however, that the Company shall not assign this Agreement without the written consent of the Employee. This Agreement and all rights of the parties hereto hereunder shall inure to the benefit of and be enforceable by the parties’ personal or legal representatives, executors, administrators, successors, assigns, heirs, distributees, devisees and legatees.

Section 2.5. Governing Law. The parties hereto agree that the laws of the State of North Dakota shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the respective parties hereto.

Section 2.6. Representation of Employee. The Employee hereby represents and warrants to the Company that the Employee has not previously assumed any obligations inconsistent with those contained in this Agreement. The Employee further represents and warrants to the Company that the Employee has entered into this Agreement pursuant to the Employee’s own initiative and that the Company did not induce the Employee to execute this Agreement in contravention of any existing commitments. The Employee acknowledges that the Company has entered into this Agreement in reliance upon the foregoing representations of the Employee.

Section 2.7. Survival Unless specifically provided otherwise in this Agreement, any provision of this Agreement which by its nature would reasonably be intended by one or more of the parties hereto to survive any termination of this Agreement, or the term hereof, shall be construed as surviving such termination and remain in full force and effect for the time specified herein with respect thereto or, if no such time is specified, for a reasonable time under the circumstances.

Section 2.8. Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same document.

IN WITNESS WHEREOF, the respective parties hereto have each executed this Employment Agreement as of the day and year first above written.

COMPANY:

INTEGRITY MUTUAL FUNDS, INC.

By /s/ Robert E. Walstad

Robert E. Walstad

Its: Chief Executive Officer

By /s/ Jeff Etheredge

Jeff Etheredge